Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vivakor, Inc.

Lehi, UT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (#333-269178), of our report dated April 15, 2022, except for Notes 22 and 23 as to which the date is May 2, 2022, relating to the audit of the consolidated financial statement of Vivakor, Inc. appearing in the Company’s annual report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Macias Gini & O’Connell LLP

Irvine, California

February 6, 2023